Ex. 10.7

XOMA Ltd.
Non-Qualified Share Option Agreement

(A)	Optionee:	(E)	Payroll Number:
Steven B. Engle
(B)	Grant Date:	(F)	Expiration Date:
	August 3, 2007		August 3, 2017
(C)	Shares:	(G)	Exercise Price:
	1,100,000		$2.17
(D)	Share Installments:	(H)	Option Type:
	275,000 shares become excerisable beginning August 3, 2008 825,000 shares become exercisable in 36 monthly installments beginning September 3, 2008		Non-Qualified Share Option

XOMA Ltd. (the "Company") has granted you a non-qualified option to purchase the number of Common Shares shown in item (C) above (the "Optioned Shares") at the Exercise Price per share shown in item (G) above.  Although this option was not granted under the Company's Restricted Share Plan, as amended through May 23, 2006 (the "Plan"), Sections 3, 4 and 5 of Article I, Sections 1 and 3 of Article II and Sections 1, 3, 5, 6 and 7 of Article IV of the Plan are expressly incorporated herein by reference, together with any other provisions of the Plan which the Plan Administrator (as defined in the Plan) determines are necessary for the proper administration of this option (collectively, the “Incorporated Terms”).  This option is subject to the Incorporated Terms and to the terms and conditions set forth in this XOMA Ltd. Non-Qualified Share Option Agreement (the "Agreement").

The details of your option are as follows:

1.  Term; Transfer.  The term of this option commences on the Grant Date shown in item (B) above and, except as provided in Section 3 and Subsection 5(a) hereof, expires at the close of business on the Expiration Date shown in item (F) above, which is 10 years from the Grant Date.

This option may be transferred or assigned to your spouse or descendent (any such spouse or descendent, your "Immediate Family Member") or a corporation, partnership, limited liability company or trust so long as all of the shareholders, partners, members or beneficiaries thereof, as the case may be, are either you or your Immediate Family Member, provided that (i) there may be no consideration for any such transfer and (ii) subsequent transfers of the transferred option will be prohibited other than by will or the laws of descent and distribution.  Following transfer, the option will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement any references to "you" will refer to the transferee.  The events of termination of employment will continue to be applied with respect to you, following which the option will be exercisable by the transferee only to the extent, and for the periods specified, in this Agreement.

2.  Exercise Schedule.   Provided that you remain an employee of or consultant to the Company (as determined in accordance with Subsection 3(f) hereof), the option granted herein will become exercisable (a) as to 25% of such number of shares (rounded to the nearest whole integer), upon the first anniversary of this date of grant, and (b) as to the remaining 75% of such number of shares (rounded to the nearest whole integer), in thirty-six (36) equal and consecutive monthly installments beginning one year and one month after this date of grant.

Exercisable installments may be exercised in whole or in part in increments of 25 or more shares and, to the extent not exercised, will accumulate and be exercisable at any time on or before the Expiration Date or sooner termination of the option term.

3.  Effect of Termination of Employment.

(a)  If you cease to be an employee of the Company at any time during the option term for any reason other than as provided in Subsections (b), (c), (d) or (e) below, then the period for exercising this option will be limited to the three-month period commencing with the date of such cessation of employee status; provided that, notwithstanding the foregoing, if you cease to be an employee of the Company and immediately thereafter become a consultant to the Company at any time during the option term, then the period for exercising this option will not be limited as aforesaid but will be limited to the three-month period commencing with the date of cessation of consultant status, if during the option term; and provided further, that in no event will this option be exercisable at any time after the Expiration Date.  During any such limited period of exercisability, this option may not be exercised for more than the number of Optioned Shares (if any) for which it is exercisable at the date of your cessation of employee or consultant status, as the case may be.  Upon the expiration of any such limited period of exercisability or (if earlier) upon the Expiration Date, this option will terminate and cease to be outstanding.

(b)  If you die and cease by reason thereof to be either an employee of or a consultant to the Company at any time during the option term, then this option will become fully exercisable on the date of death even if the option was not fully exercisable prior to death, and will remain exercisable for a twelve-month period following the date of death; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date.  Upon the expiration of such twelve-month period or (if earlier) upon the Expiration Date, this option will terminate and cease to be outstanding.  Upon your death, the option will be exercisable by the personal representative of your estate or by the person or persons to whom the option is transferred pursuant to Section 1 above, provided any such exercise occurs prior to the earlier of (i) the expiration of the twelve-month period following the date of your death or (ii) the specified Expiration Date of the option term.

(c)  If you become permanently disabled and cease by reason thereof to be either an employee of or a consultant to the Company at any time during the option term, then you will have a period of twelve months (commencing with the date of such cessation of employee or consultant status, as the case may be) during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date.  During such limited period of exercisability, this option may not be exercised for more than the number of Optioned Shares (if any) for which this option is exercisable at the date of your cessation of employee or consultant status, as the case may be.  Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option will terminate and cease to be outstanding.  You will be deemed to be permanently disabled if you are, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve consecutive months or more, unable to perform your usual duties for the Company or its subsidiaries.

(d)  If you retire at or after age fifty-five (55) and the sum of your age on the date of retirement plus years of full-time employment or consultancy with the Company exceeds seventy (70) ("Retirement") and if by reason thereof you cease to be either an employee of or consultant to the Company at any time during the option term, then this option will become fully exercisable as of the date of Retirement (even if the option was not fully exercisable prior to Retirement) and will remain exercisable for a twelve-month period following the date of Retirement.  Upon the expiration of such twelve-month or shorter period or (if earlier) on the Expiration Date, the option will terminate and cease to be outstanding.

(e)  Should (i) your status as either an employee or a consultant be terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets), or (ii) you make or attempt to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its subsidiaries, then in any such event this option will terminate and cease to be exercisable immediately upon the date of such termination of employee or consultant status, as the case may be, or such unauthorized use or disclosure of confidential or secret information or attempt thereat.

(f)  For purposes of this Agreement, you will be deemed to be an employee of the Company for so long as you remain in the employ of the Company or one or more of its subsidiaries, and you will be deemed to be a consultant to the Company for so long as you are actively rendering consulting services on a periodic basis to the Company or one or more of its subsidiaries.  A legal entity will be deemed to be a subsidiary of the Company if it is a member of an unbroken chain of legal entities beginning with the Company, provided that each such legal entity in the chain (other than the last legal entity) owns, at the time of determination, shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other legal entities in such chain.

4.  Adjustment in Option Shares.

(a)  If any change is made to the Common Shares issuable under the Incorporated Terms, whether by reason of any share dividend, share split, combination of shares, recapitalization or other change affecting the outstanding Common Shares as a class without receipt of consideration, then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and (ii) the Exercise Price payable per share, in order to reflect such change and thereby preclude the dilution or enlargement of benefits under this Agreement.  The adjustments determined by the Plan Administrator will be final, binding and conclusive.

(b)  If the Company is the surviving or continuing entity in any merger, amalgamation or other business combination, then this option, if outstanding immediately after such merger, amalgamation or other business combination, will be appropriately adjusted to apply and pertain to the number and class of securities which the holder of the same number of Common Shares as are subject to this option immediately prior to such merger, amalgamation or other business combination would have been entitled to receive in the consummation of such merger, amalgamation or other business combination, and an appropriate adjustment will be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder will remain the same.

5.  Corporate Transaction.

(a)  In the event of one or more of the following transactions ("Corporate Transaction"):

(i)  a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company's organization,

(ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

(iii)  any other reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting shares are transferred to different holders in a single transaction or a series of related transactions, then the exercisability of this option will automatically be accelerated so that such option may be exercised simultaneously with consummation of such Corporate Transaction for the Applicable Percentage (as defined below) of the Optioned Shares.  No such acceleration of this option will occur, however, if and to the extent: (x) the terms of the agreement for such Corporate Transaction provide as a prerequisite to the consummation of such Corporate Transaction that this option is to be assumed by the successor or parent thereof or are to be replaced with the comparable options to purchase shares of capital stock of the successor or parent thereof, such comparability to be determined by the Plan Administrator, or (y) the acceleration of this option would, when added to the present value of certain other payments in the nature of compensation which become due and payable to you in connection with the Corporate Transaction, result in the payment to you of excess parachute payments under Section 280G(b) of the Internal Revenue Code.  The existence of such excess parachute payments will be determined by the Plan Administrator in the exercise of its reasonable business judgment and on the basis of tax counsel provided to the Company.  Immediately following consummation of the Corporate Transaction, this option will, to the extent not previously exercised or assumed by the successor or its parent, terminate and cease to be exercisable.

As used herein, “Applicable Percentage” means (i) 33.3% if the Corporate Transaction Trigger Event (as defined below) occurs on or before September 30, 2007, (ii) 66.7% if  the Corporate Transaction Trigger Event occurs on or after October 1, 2007 and on or before December 31, 2007 and (iii) 100% in the event the Corporate Transaction Trigger Event occurs on or after January 1, 2008, and “Corporate Transaction Trigger Event” means, with respect to a particular Corporate Transaction, full execution of a “heads-of-terms”-style agreement reflecting a fully-negotiated set of terms for such Corporate Transaction intended to lead directly to the drafting and finalization of a definitive agreement governing such Corporate Transaction.

(b)  The Plan Administrator will use its best efforts to provide you with written notice of a Corporate Transaction at least ten business days prior to the effective date.

(c)  This Agreement will not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, amalgamate, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.  Privilege of Share Ownership.  The holder of this option will not have any rights of a shareholder with respect to the Optioned Shares until such individual has exercised the option, paid the Exercise Price and been issued a certificate for the purchased shares.

7.  Manner of Exercising Option.

(a)  In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, you (or in the case of exercise after your death, your executor, administrator, heir, legatee or transferee as the case may be) must take the following actions:

(i)  Provide the Secretary of the Company with written notice of such exercise, specifying the number of Optioned Shares with respect to which the option is being exercised.

(ii)  Pay the Exercise Price for the purchased Optioned Shares in one or more of the following alternative forms:  (A) full payment in cash or by check payable to the Company's order; (B) full payment in Common Shares of the Company valued at fair market value on the exercise date (as such terms are defined below); (C) full payment in combination of Common Shares of the Company valued at fair market value on the exercise date and cash or check payable to the Company's order; (D) payment effected through a broker-dealer sale and remittance procedure pursuant to which you (I) will provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate Exercise Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) will provide written directives to the Company to deliver the certificates for the purchased shares directly to such broker-dealer; or, to the extent the Plan Administrator specifically authorizes such method of payment at the time of exercise, (E) payment by a full-recourse promissory note.  Any such promissory note authorized by the Plan Administrator will be substantially in the form approved by the Plan Administrator, will bear interest at the minimum per annum rate necessary to avoid the imputation of interest income to the Company and compensation income to you under the Federal tax laws and will become due in full (in one or more consecutive annual installments measured from the execution date of the note) not later than the Expiration Date of this option.  Payment of the note will be secured by the pledge of the purchased shares, and the pledged shares will be released only as the note is paid.

(iii)  Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than you, have the right to exercise this option.

(b)  For purposes of Subsection 7(a) hereof, the fair market value per Common Share on any relevant date will be determined in accordance with Subsections (i) through (iii) below, and the exercise date will be the date on which you exercise this option in compliance with the provisions of Subsection 7(a).

(i)  If the Common Shares are not listed or admitted to trading on any stock exchange on the date in question, but is traded in the over-the-counter market, the fair market value will be the closing selling price per share of such shares on such date, as such price is reported by the National Association of Securities Dealers through its Nasdaq National Market.  If there is no reported closing selling price of the shares on the date in question then the closing selling price on the last preceding date for which such quotation exists will be determinative of fair market value.

(ii)  If the Common Shares are listed or admitted to trading on any stock exchange on the date in question, the fair market value will be the closing selling price per share of such shares on such date on the stock exchange determined by the Plan Administrator to be the primary market for such shares, as such price is officially quoted on such exchange.  If there is no reported closing selling price of such shares on such exchange on the date in question, the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii)  If the Common Shares are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market on the date in question or if the Plan Administrator determines that the quotations under Subsections (i) or (ii) above do not accurately reflect the fair market value of such shares, the fair market value will be determined by the Plan Administrator after taking into account such factors as the Plan Administrator may deem appropriate, including one or more independent professional appraisals.

(c)  In no event may this option be exercised for any fractional share.

8.  Compliance with Laws and Regulations.

(a)  The exercise of this option and the issuance of Optioned Shares upon such exercise will be subject to compliance by the Company and by you with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company's Common Shares may be listed at the time of such exercise and issuance.

(b)  In connection with the exercise of this option, you will execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

9.  Restrictive Legends.  If and to the extent any Optioned Shares acquired under this option are not registered under the Securities Act of 1933, the certificates for such Optioned Shares will be endorsed with restrictive legends, including (without limitation) the following:

"The Shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) an opinion of counsel to the Company that registration under such Act is not required with respect to such sale or offer."

10.  Successors and Assigns.  Except to the extent otherwise provided in Section 1 and Subsection 5(a), the provisions of this Agreement will inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns and the successors and assigns of the Company.

11.  Liability of the Company.

(a)  If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of Common Shares which may without shareholder approval be issued, then this option will be void with respect to such excess shares unless shareholder approval of this option is obtained.

(b)  The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Shares pursuant to this option will relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such approval will not have been obtained.

12.  No Employment or Consulting Contract.  Nothing in this Agreement or in the Incorporated Terms will confer upon you any right to continue in the employ or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your employee or consultant status as the case may be, at any time for any reason whatsoever, with or without cause.

13.  Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at its principal offices.  Any notice required to be given or delivered to you will be in writing and addressed to you at the address indicated below your signature line herein.  All notices will be deemed to be given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.  Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Incorporated Terms and are in all respects limited by and subject to the express terms and provisions of the Incorporated Terms.  Any dispute regarding the interpretation of this Agreement will be submitted to the Plan Administrator for resolution.  The decision of the Plan Administrator will be final, binding and conclusive.  Questions regarding this option or the Incorporated Terms should be referred to the Legal Department of the Company.

15.  Governing Law.  The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of California.

16.  Tax Arrangements.  You hereby agree to make appropriate arrangements with the Company or subsidiary thereof by which you are employed or retained for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

XOMA Ltd.

By:

Christopher J. Margolin
Vice President , General Counsel
and Secretary

Date:

I hereby agree to be bound by the terms and conditions of this Agreement and the Incorporated Terms.

By:

Steven B. Engle
14891 De La Valle Place
Del Mar, CA  92014

Date:

If the optionee resides in California or another community property jurisdiction, I, as the optionee's spouse, also agree to be bound by the terms and conditions of this Agreement and the Incorporated Terms.

By:

Carolyn G. Engle
14891 De La Valley Place
Del Mar, CA  92014

Date: